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EXHIBIT 10.52

November 15, 2000

Mitchell Kertzman
President & Chief Executive Officer
Liberate Technologies
2 Circle Star Way
San Carlos, CA 94070

    Subject: Notice Pursuant to Employment Agreement

Dear Mitchell:

    Per my employment agreement, dated June 30, 2000, I am notifying you as to my intent to assume a reduced role with Liberate, as well as the dates for my transition. I would like to propose the following terms for your review and approval:

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  I will remain in my current role as Senior Vice President Worldwide Sales (with the current level of responsibilities) until December 30, 2000.
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  I plan to take vacation time from December 31, 2000 until February 12, 2001 (240 hours, equal to 30 days). I will submit a vacation request form reflecting these dates for approval.
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  On February 27, 2001, Liberate will change my employment status to reflect a reduced role, as follows:
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  My title will be World Wide Major Accounts Specialist
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  My base salary will be $100,000 per year.
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  I will be reporting to the Chief Operating Officer.
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  I will continue participating in Liberate's benefits program.
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  I will continue vesting in Liberate's equity incentive program.
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  I will not continue participating in the Liberate Sales Commission Plan. Any additional incentive compensation will be determined between my manager and me.
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  I will not accept outside employment with, consult for, or serve as a director of any competitor of Liberate, and will obtain prior approval of my manager before accepting any outside employment, consulting, or board position, which approval will not be unreasonably withheld.
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  As of August 15, 2002, I plan to take my accrued vacation (200 hours, equal to 25 days) from August 15, 2002 to September 20, 2002. I will submit a vacation request form reflecting these dates for approval.
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  On September 20, 2002, I will voluntarily terminate my employment with Liberate. I will submit my letter of resignation to reflect September 20th as my last day with Liberate.
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  On or after September 20, 2002, I will receive a termination packet that will include all paperwork relevant to my termination with Liberate Technologies.

Very truly yours,

/s/ PHIL VACHON

Phil Vachon
Senior Vice President, Worldwide Sales

Acknowledged and agreed:

/s/ MITCHELL E. KERTZMAN Mitchell E. Kertzman

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  EXHIBIT 10.52